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                                                                    EXHIBIT 3(b)
                         [LOGO: SIFCO INDUSTRIES, INC.]


                    AMENDED AND RESTATED CODE OF REGULATIONS
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                             (Last Amended 1/29/02)


                                    LOCATION

ARTICLE I.

         The principal office of the Company shall be in the City of Cleveland, Cuyahoga County, Ohio. The Company may also have offices at such other places, within or without the State of Ohio, as the Board of Directors may designate.

                             MEETING OF SHAREHOLDERS

ARTICLE II.

         All meetings of the shareholders shall be held at the principal office of the company in the City of Cleveland, Ohio, or at such other place in Cuyahoga County, Ohio, as may be directed by the Board of Directors.

ARTICLE III.

         The annual meeting of the shareholders for the election of directors and the consideration of the reports to be laid before such meeting shall be held on the third Friday in January, in each year, at 10:30 o'clock A.M.; provided that by action taken before the preceding December the Board of Directors may fix another time for the annual meeting in any year which shall be not earlier than the 15th of January and not later than the 31st of January. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors or by the President or by a majority of the members of the Board of Directors, acting with or without a meeting, or by persons who hold fifty percent (50%) or more of all of the shares outstanding and entitled to vote at such shareholders' meeting. Upon request in writing delivered in person or by registered mail to the Chairman of the Board of Directors or to the Secretary by any persons entitled to call a meeting of shareholders and stating the purposes of such meeting, it shall be the duty of the officer receiving the request forthwith to cause a notice to be given, according to law and this Code of Regulations, of a meeting to be held at such time, not less than thirty (30) nor more than ninety (90) days after the receipt of such request, as such officer may fix, and if such notice shall not be given within thirty (30) days after the receipt by such officer of such request, the persons requesting such meeting may fix the time of such meeting and give notice thereof in the manner provided by law or this Code of Regulations or cause such notice to be so given by a designated representative.

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ARTICLE IV.

         A notice in writing of each annual or special meeting of the shareholders, stating the purpose or purposes of such meeting and the time when and the place where it is to be held, shall be served or mailed by the Secretary, or by any other person or persons authorized to give such notice, upon or to each shareholder entitled to vote at, or to receive notice of, such meeting not more than sixty (60) days nor less than ten (10) days prior to the date fixed for the holding of such meeting, and if mailed, such notice shall be addressed to each shareholder at his address as it appears upon the stock records of the Company.

ARTICLE V.

         Each shareholder present in person or by proxy at any annual or special meeting of the shareholders shall be entitled to one vote for each voting share registered in his name at the close of business on the twenty-eighth (28th) day preceding the date of the meeting, unless a different record date shall be fixed by the Board of Directors as hereinafter in this Article V provided. The Board of Directors, by action taken at least thirty-five (35) days before the date fixed for any meeting of the shareholders, may fix a record date for the determination of the shareholders entitled to notice of and to vote at such meeting or any adjournment thereof, which shall not be a past date and which shall be not more than sixty (60) days nor less than twelve (12) days prior to the date fixed for such meeting, and which shall continue to be the record date for all adjournments thereof, even though such meeting is adjourned to a date more than sixty (60) days after the date of the original meeting, unless the Board of Directors shall fix another date, which shall not be a past date and which shall be a date not more than sixty (60) days nor less than twelve (12) days prior to the date of any adjourned meeting, as the record date for the determination of the shareholders entitled to notice of and to vote at such adjourned meeting and shall cause notice of such new record date and of the date of such adjourned meeting to be given, at least ten (10) days prior to the date of such adjourned meeting, to all shareholders entitled to notice in accordance with the new record date so fixed.

ARTICLE VI.

         At any meeting of the shareholders, the holders of a majority of the shares of the Company issued and outstanding and entitled to vote thereat shall constitute a quorum for such meeting; provided, however, that no action required by law or by the Articles of Incorporation to be taken by a specified proportion of the voting power of the Company may be taken by a lesser proportion, and provided, further, that the shareholders present in person or by proxy at any meeting of the shareholders, though less than a quorum, may adjourn such meeting from time to time to reconvene at such time and at such place stated in the minutes, as shall be determined by the vote of the holders of shares, present in person or by proxy at such meeting, entitled to exercise a majority of the voting power of the shares represented at such meeting. No notice as to any such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

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ARTICLE VII

         The order of business of any shareholders' meeting shall be determined by the meeting. The Chairman of the Board of Directors or, in his absence, the President of the Company shall preside at all shareholders' meetings, and the Secretary, or, in the absence of the Secretary, the Assistant Secretary, of the Company shall act as Secretary of all shareholders' meetings and record all votes and proceedings taken at such meetings in books to be kept for that purpose; provided, however, that, in case of the absence or disability of the Chairman of the Board of Directors and the President, or of a vacancy in their respective offices, the shareholders present, in person or by proxy, and entitled to vote at any meeting of the shareholders, shall elect a Chairman of such meeting by the vote of the holders of a majority of the voting shares represented at such meeting, and, in case of the absence or disability of the Secretary and of the Assistant Secretary, or of a vacancy in their respective offices, the shareholders present, in person or by proxy, and entitled to vote at any meeting of the shareholders, shall elect a Secretary of such meeting by the vote of the holders of a majority of the voting shares represented at such meeting.

                                    DIRECTORS

ARTICLE VIII.


           The Company shall have a board of directors of not less than six (6) nor more than nine (9) persons as may be determined by the affirmative vote of the holders of record of shares of the stock of the Company entitling them to exercise a majority of the voting power of the Company at an annual or special meeting called for the purpose of electing directors, and when so fixed such number shall continue to be the authorized number of directors until changed by the shareholders by a vote of the aforesaid or by the directors as hereinafter provided. In addition to the authority of the shareholders to fix or change the number of directors, the directors by majority vote of the directors in office, may change the number of directors and may fill any director's office that is created by an increase in the number of directors. In case of any vacancy in the Board of Directors, the remaining directors, though less than a majority of the whole authorized number of directors, may, by a vote of the majority of their number, fill the vacancy for the unexpired term. A director need not be a shareholder of the Company.

         At each annual meeting of shareholders, all directors will be elected for a one-year term. No director shall be removed without an affirmative vote of the holders of record of shares of the stock of the Company entitling them to exercise at least two-thirds of the voting power of the Company in favor of such removal. No individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted in an election of the class of directors of which the director was a member, would be sufficient to elect at least one director.


         Notwithstanding any other provision of these Regulations or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of stock required by law or these Regulations, the

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affirmative vote of the holders of record of shares of the stock of the Company entitling them to exercise at least two-thirds of the Company's voting power shall be required to alter, amend or repeal this Article VIII of these Regulations.

                       POWERS AND DUTIES OF THE DIRECTORS

ARTICLE IX.

         The Board of Directors shall have complete and absolute jurisdiction of all questions relating to the property, affairs, management and business of the Company, including the election, removal, appointment, tenure, duties and compensation of the officers of the Company. The Board of Directors, subject to repeal by the shareholders, may fix their own compensation. The Board shall meet at such times and places, within or without the State of Ohio, as they may from time to time determine, may adopt such by-laws for their government and may exercise all such powers and do all such things as may be lawfully exercised and done by the Company, subject only to its Articles, this Code of Regulations and the Constitution and Laws of the State of Ohio. The directors present at any directors' meeting, though less than a majority, may adjourn such meeting from time to time, to reconvene without further notice at such time and place stated in the minutes as shall be determined at such meeting by a majority vote of the directors there present.

         Without in anywise limiting the general powers by law or hereinabove conferred, and subject to the provisions of the Company's Articles, the Board of Directors shall have the following express powers:

         To purchase or otherwise acquire for the Company any property, rights or privileges which the Company is authorized to acquire at such prices, on such terms and conditions and for such considerations as the Board shall see fit, and, at its direction, to pay for any property, rights or privileges acquired by the Company either wholly or partly in money, stocks, debentures, securities, or other property, rights or privileges of the Company;

         To sell, transfer, lease, mortgage, pledge or otherwise dispose of the Company's property; to borrow money, and to issue the obligations of the Company therefore, and to secure the same by mortgage or pledge of all or any part of the property of the Company, real or personal, and to pledge or sell the same for such considerations and at such prices as the Board may deem expedient;

         To prescribe the terms on which stock certificates and shares may be issued, and the manner in which and conditions upon which stock certificates and shares may be transferred;

         To appoint and to remove or suspend any such officers, agents or employees as the Board may from time to time think proper, and to fix and determine, and from time to time, change the duties, powers, salaries and emoluments of such officers, agents or employees;


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         To determine who shall be authorized to sign on the Company's behalf bills, notes, receipts, acceptances, endorsements, checks, releases, contracts, deeds, stock certificates and other documents;

         To create an Executive Committee composed of members of the Board of Directors and to delegate to such Executive Committee such powers of the Board of Directors and to such extent as the Board of Directors may from time to time determine.

                                 INDEMNIFICATION

ARTICLE IX-A.

         (a) The Company shall indemnify any director or officer or any former director or officer of the Company and any person who is serving or has served at the request of the Company as a director, officer, or trustee of another corporation, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, to which he was, is, or is threatened to be made a party by reason of the fact that he is or was such director, officer, or trustee, provided it is determined in the manner set forth in paragraph (c) of this Article that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and that, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (b) In the case of any threatened, pending or completed action or suit by or in the right of the Company, the Company shall indemnify each person indicated in paragraph (a) of this Section against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement thereof, provided it is determined in the manner set forth in paragraph (c) of this Article that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty of the Company unless and only to the extent that the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

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         (c)      The determinations referred to in paragraphs (a) and (b) of this Article shall be made (i) by a majority vote of a quorum consisting of directors of the Company who were not and are not parties to or threatened with any such action, suit or proceeding, or (ii) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Company, or any person to be indemnified, within the past five years, or (iii) by the shareholders, or
                  (iv) by the court of common pleas or the court in which such action, suit or proceeding was brought.

         (d) Expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding referred to in paragraphs (a) and
                  (b) of this Article, may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, or trustee to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article.

         (e) The indemnification provided by this Article shall not be deemed exclusive (i) of any other rights to which those seeking indemnification may be entitled under the articles, the regulations, any agreement, any insurance purchased by the Company, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, or of
                  (ii) the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another corporation, joint venture, trust or other enterprise which he is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a director, officer or trustee. As used in this paragraph (e) references to the "Company" include all constituent corporations in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved. The indemnification provided by this Article shall continue as to a person who has ceased to be a director, officer, or trustee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         (f) The Company may purchase and maintain insurance on behalf of any person who or was a director, officer or employee or former director, officer or employee of the Company or any person who is serving or has served at the request of the Company as a director, officer or trustee of another corporation, joint venture, trust or other enterprise, insuring him against liability asserted against or incurred by him in any such capacity or arising out of his status as such whether or not the Company would have the power to indemnify him against such liability under this Article.

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         (g)      The provisions of this Article shall apply to actions, suits and proceedings commenced or threatened after the adoption of this Article, whether arising from acts or omissions to act occurring before or after its adoption.

                                    AMENDMENT

ARTICLE X.

         Except as provided in Article VIII hereof, these Regulations may be amended at any time by the affirmative vote of the holders of record of shares of the stock of the Company entitling them to exercise a majority of the voting power on such proposal or, without a meeting, by the written consent of the holders of record of shares of stock of the Company entitling them to exercise two-thirds of the voting power on such proposal.


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